SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2014

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL		33837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 5, 2014, CenterState Banks, Inc. (the “Company”) announced that its wholly owned subsidiary, CenterState Bank of Florida, N.A. (“CSB” or “Seller”), entered into a Purchase and Assumption Agreement (the “Agreement”) with Fidelity Bank (“Fidelity Bank” or “Buyer”), a Georgia bank, whereby Fidelity Bank has agreed to purchase, and CSB has agreed to sell, five branch offices recently acquired by CSB pursuant to the Company’s June 1, 2014 acquisition of First Southern Bancorp, Inc. Under the terms of the Agreement, Fidelity Bank will assume substantially all of the customer deposits at the five branch offices, as well as the customer deposits of one other branch office of CSB.

The five branch offices to be acquired by Fidelity Bank are located at the following addresses:

•	110 A1A North, Ponte Vedra Beach, Florida 32082;

•	10024 San Jose Blvd., Jacksonville, Florida 32257;

•	3505 West Lake Mary Boulevard, Lake Mary, Florida 32746;

•	2494 Enterprise Road, Orange City, Florida 32763; and

•	12901 West Colonial Drive, Winter Garden, Florida 34787.

In addition, Fidelity Bank will assume substantially all of the customer deposits of CSB’s leased branch office located at 709 S. Ponce de Leon Blvd., St. Augustine, Florida 32084. The deposits will be moved by Fidelity Bank to a new branch office located in St. Augustine, Florida, and CSB will close the existing leased branch office.

The purchase price will be approximately $6.5 million for the five branch offices and a premium of 1.5% for the approximately $200 million deposit balances assumed by the Buyer from all six branch offices. CSB is not selling, and Fidelity Bank is not purchasing, any loans in the transaction.

The consummation of the transaction is subject to customary regulatory approvals and is expected to close in September 2014. The Company will not recognize an accounting gain or loss on the transaction.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Statements made in this Current Report on Form 8-K, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, including the effects of Fidelity Bank’s purchase of the acquired branch offices and assumption of the deposits and the final determination of the assets and liabilities to be purchased and assumed by Fidelity Bank and their respective valuations. Potential risks and uncertainties include, but are not limited to, the risk of not receiving required regulatory approvals and changes in local and national economic conditions. Accordingly, actual results may differ materially from those in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Purchase and Assumption Agreement dated as of June 4, 2014 between Fidelity Bank, a Georgia bank, and CenterState Bank of Florida, N.A., a national bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal Senior Vice President and
Chief Financial Officer

Date: June 5, 2014

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